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                              AMENDED AND RESTATED
                              CONSULTING AGREEMENT

         This Amended and Restated Consulting Agreement (the "Agreement") is made as of this 1st day of April, 2000 by and between Beeland Management Company, L.L.C. ("Beeland") and Cornell Investment Advisory, L.L.C., an Illinois Limited Liability Company ("Consultant").

                                    RECITALS

WHEREAS, Beeland and Consultant are both engaged in various aspects of the managed futures industry;

WHEREAS, Consultant has provided and proposes to continue to provide Beeland with certain trading-related advice including, but not limited to, providing pricing information related to the Index (as defined below); creating and implementing operating rules related to the composition of the Index and in connection with trading operations in certain commodity pools operated and proposed to be operated by Beeland;

WHEREAS, Beeland desires to accept such services in connection with the operation of certain pools which it operates and proposes to operate in the future;

WHEREAS, Beeland and Consultant (the "Parties") entered into a Consulting Agreement, dated as of July 27, 1998 (the "Original Agreement");

WHEREAS, the Parties desire to effect certain amendments to the original Agreement; and

WHEREAS, the Parties desire to set forth their entire agreement in one place; upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   AGREEMENTS

I.       INCORPORATION OF RECITALS; MAINTENANCE OF WORKPLACE

         A. The above recitals are hereby incorporated as an integral part of this Agreement and not as mere introductory material.

         B. Each Party, in discharging its duties hereunder, shall not require that the other party provide additional workspace, telephones, business machines, computer hardware or software, or secretarial personnel. Rather, each party shall utilize the personnel, facilities and offices as are currently used in connection with their regular business activities.


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II.      DUTIES

         A. Consultant shall consult with Beeland and certain of its Managing Members (as identified in Exhibit B of Beeland's Operating Agreement), currently Clyde C. Harrison, Richard L. Chambers and with James B. Rogers ("Rogers") (collectively, the "appropriate officials" and each, an "appropriate official") in the areas described in Sub-paragraphs B and C, below of this Section II.

         B. Consultant shall consult with Beeland and the appropriate officials regarding the rules and various trading techniques to be employed and used by Beeland in the areas of (1) periodic necessary adjustments to the Rogers International Commodity Index (the "Index"), the Rogers Raw Materials Fund, L.P. and the Rogers International Raw Materials Fund, L.P., as well as any additional pools which Beeland may establish the trading of which will be premised upon the Index (collectively, the "Rogers' Funds"); (2) contract market selection for contracts comprising the Index which are traded in multiple markets, (3) procedures to correlate trading in the Rogers' Funds with the composition of the Index, and (4) regular, periodic valuation of the Rogers' Funds and the Index. Consultant SHALL NOT PROVIDE advice or services in the areas of order execution or the selection of futures commission merchants who will provide execution services for Beeland and/or the Rogers' Funds.

         C. In addition, Consultant shall generally provide such consulting services as are mutually agreed upon by the parties.

III.     TERM

         A. The term ("Term") of this Agreement shall continue until December 31, 2010 and thereafter, for not more than ten successive one year terms by Beeland giving notice of extension to Consultant not less than 45 days before the end of the then current term.

         B.       Notwithstanding the scheduled expiration date set forth in
                  Section III.A., this Agreement shall terminate:

                  1. immediately, upon the death, the physical or other inability or refusal of Mr. Brian Cornell to perform Consultant's duties under this Agreement, as determined in Beeland's sole, but reasonably exercised, discretion;

                  2. upon ninety (90) days written notice given by either party hereto to the other party;

                  3. immediately, upon notice from Beeland to Consultant, in the event that Consultant materially breaches any of the terms of this Agreement; or


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                  4.       immediately, upon notice from Consultant to Beeland,
                           in the event that Beeland materially breaches any of the terms of this Agreement.

IV.      COMPENSATION

                  As compensation for all of its services hereunder, Beeland shall pay to Consultant an annual fee of eight (8) basis points multiplied by the total of all capital accounts of all partners in the Rogers Funds, as of the beginning of each fiscal year of Beeland during the term of this Agreement. Payment thereof shall be made within 60 days after the close of each fiscal year of Beeland during the term of this Agreement. Consultant shall receive a guaranteed draw against such annual fee, in the amount of $5,000 per month, no portion of which shall be required to be returned by Consultant if the cumulative amount of such draw received exceeds the amount to which Consultant would be entitled to receive as the above-described annual fee.

V.       TIME REQUIREMENTS

                  Consultant's services hereunder are non-exclusive and Consultant may continue to engage in various other aspects of the futures market industry, including without limitation, the employment of Brian Cornell, its principal, with Mesirow Financial. However, neither Consultant nor its principal, Brian Cornell may, during the Term hereof, enter into any association(s) with any person or firm whose business may be directly competitive with the business of Beeland as regards the Rogers' Funds or the Index.

VI.      STATUS AND REGULATORY QUALIFICATIONS

         A. Notwithstanding Consultant's status as an independent contractor, Consultant recognizes and agrees that the offerings of the Rogers' Funds, are subject to certain laws and regulations and, therefore, Consultant agrees to perform its obligations hereunder in accordance with the laws, policies, standards, rules and regulations (including, without limitation, all of the foregoing as they relate to securities and futures) of (i) the federal and all applicable state governments, (ii) the Securities and Exchange Commission (the "SEC") and the Commodity Futures Trading Commission, (iii) all applicable SROs (as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and contract markets (as that term is described in the Commodity Exchange Act of 1974, as amended) (each, a "SRO"), and (iv) each and every other industry, governmental or quasi-governmental agency, body or tribunal having jurisdiction over Consultant, Beeland or either of their respective businesses.

         B. Consultant shall not be deemed an employee of Beeland for any purpose, including, without limitation:


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                  1.       entitlement to any pension, bonus, profit sharing,
                           health or other benefits which Beeland shall make available to some or all of its employees or members;

                  2. applicability of the Federal Insurance Contribution Act, the Federal Unemployment Contributions Act, federal and state income tax withholding and similar laws which apply to the relationship between employer and employee; or

                  3. any actual or apparent authority to bind Beeland in any matter.

VII.     CONFIDENTIALITY

         A. During the term of this Agreement, Consultant shall not disclose to any person or use or exploit any of the proprietary or confidential information of Beeland or the Rogers' Funds.

         B. As used in this Agreement, "confidential information" and "proprietary information" shall mean any information in written, documented or other tangible form provided by Beeland and any information in verbal form of a confidential, proprietary or secret nature or any information so designated by Beeland. Such written and verbal information may include, but not be limited to:

                  1. Beeland or the Rogers' Funds customer lists, lists of limited partners, trade secrets, processes, formulae, data, know-how, improvements, inventions, techniques, marketing plans, strategies and information concerning customers or vendors of Beeland, investment and trading portfolios, records, business plans or policies, specially designed computer software or other information owned or licensed to Beeland or in any way related to the Rogers' Funds or the Index;

                  2. the research and development or investigations of Beeland, the Rogers' Funds, or the Index; and

                  3. the business and operations, present and future, of Beeland, the Rogers' Funds and the Index.

         C. Upon termination of this Agreement, or sooner upon Beeland's request, Consultant shall immediately return the original and any copies of the confidential information which it is holding, written or otherwise, to Beeland.

         D. Consultant agrees to keep and make available for inspection by Beeland appropriate records of all activities, if any, in which Consultant engages on behalf of Beeland.


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VIII.    REPRESENTATIONS AND WARRANTIES

         A.       Consultant represents and warrants to Beeland as follows:

                  1. Consultant will conduct its activities in accordance with all applicable laws and regulations.

                  2. Consultant will acquire and maintain, throughout the term of this Agreement, all appropriate licenses, registrations, regulatory qualifications and approvals necessary to conduct the activities called for by this Agreement.

                  3. Execution of this Agreement and carrying out the business contemplated hereunder shall not conflict with any employment agreements, contracts, undertakings or other obligations applicable to or binding on Consultant; and no applicable contract restrictions or undertakings interfere with Consultant's ability or authority to perform its duties and activities as provided for by this Agreement.

                  4. Brian Cornell is a principal of Consultant at the time that this Agreement is made and is active in the business activities of Consultant. Consultant represents and warrants that Brian Cornell shall remain a principal of Consultant throughout the term of this Agreement and shall be the representative of Consultant responsible for providing advice and services to Beeland and the Rogers' Funds throughout the Term of this Agreement. Violation of this sub-section would represent a material violation of this Agreement.

         B.       Beeland represents and warrants to Consultant as follows:

                  1. Beeland will conduct its activities in accordance with all applicable laws and regulations.

                  2. Beeland will acquire and maintain, throughout the term of this Agreement, all applicable licenses, registrations, regulatory qualifications and approvals necessary to conduct the activities called for by this Agreement.

                  3. Execution of this Agreement and carrying out the business contemplated hereunder shall not conflict with the operating agreements, articles, by-laws, contracts, undertakings or other obligations applicable to Beeland, and no applicable contract restrictions or undertakings interfere with Beeland's ability or authority to perform its duties and activities as provided for by this Agreement.


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IX.      INDEMNIFICATION

         A. Consultant shall indemnify, protect, defend and hold harmless Beeland, its members, officers, directors, agents, employees and independent contractors from each and every claim, loss, liability, damage, cost or expense (including, without limitation, attorneys' fees and expenses) and any amounts paid in settlement, resulting from or relating to Consultant's actions or omissions concerning any business activities undertaken by Consultant.

         B. Beeland shall indemnify, protect, defend and hold harmless Consultant from each and every claim, loss, liability, damage, cost or expense (including, without limitation, attorneys' fees and expenses) and any amounts paid in settlement, resulting from or relating to Beeland's actions or omissions concerning any business activities undertaken by Beeland, except for those arising under Section IX. A. above.

X.       WAIVER & MODIFICATION

                  No waiver, alteration or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by both parties hereto. In connection with any waiver, alteration or modification, either Clyde C. Harrison or Richard C. Chambers, Managing Members of Beeland, are designated to act on behalf of Beeland, and Brian Cornell is the sole individual authorized to act on behalf of Consultant.

XI.      NOTICES

                  All notices, requests, demands and other communications shall be in writing and be deemed given when delivered personally (or when personal delivery is refused), delivered by overnight courier or three
         (3) days after deposited in the United States mail, registered or certified, return receipt requested, to the other party hereto at such parties address as set forth below. Either party may specify a different address than that specified below by giving writing notice to the other party by one of the methods described above.

         If to Beeland:                      If to Consultant:

         Mr. Richard L. Chambers             Mr. Brian Cornell
         Beeland Management Company, L.L.C.  Cornell Investment Advisory, L.L.C.
         1000 Hart Road, Suite 260           2828 Roslyn Lane
         Barrington, Illinois 60010          Buffalo Grove, Illinois 60089


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         with a copy to:

         Robert P. Bramnik, Esq.
         Wildman, Harrold, Allen & Dixon
         225 West Wacker Drive
         Chicago, Illinois 60606


XII.     BINDING NATURE / ASSIGNMENT

         A. This Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and assigns of Consultant and Beeland.

         B. This Agreement and the rights and obligations of Consultant hereunder are individual to Consultant and may not be assigned by Consultant except with the written consent of Beeland. Beeland may assign this Agreement and its rights and obligations hereunder without the consent of Consultant, but only to an individual or entity which assumes or succeeds to substantially all of the business activities of Beeland. Brian Cornell shall continue to be associated in a material way with Consultant, and shall conduct Consultant's business operations, throughout the Term of this Agreement.

XIII.    GOVERNING LAW AND ARBITRATION

         A. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Illinois.

         B. In the event of any dispute between the Parties to this Agreement arising out of this Agreement, Consultant's retention by Beeland or the rights and obligations of the Parties upon termination or expiration of this Agreement, both Parties agree to submit such dispute to the arbitration facilities of the National Futures Association for resolution, the results of which shall be final, binding and conclusive on the parties.

XIV.    MISCELLANEOUS

         A. Titles or headings in this Agreement are for convenience only and shall have no substantive effect.

         B. The waiver by a party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof. Delay in the enforcement of or the insistence on the performance of any right which


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                  arises upon the breach or violation of this Agreement shall not operate as a waiver of such or any subsequent breach or violation.

         C. Nothing contained in this Agreement shall effect, modify or invalidate the status of Brian Cornell ("Cornell") as a Member of Beeland or any right or obligation arising under Beeland's Operating Agreement or under applicable law. The compensation provided for herein shall not reduce any financial interest which Cornell shall have as a Member of Beeland. No provision of this Agreement shall be deemed to amend, modify or nullify any of the provisions of that certain "Subscription Agreement" between Beeland and Cornell, dated September 16, 1997.

         D. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall, in no event, affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

         E. Whenever the context of this Agreement requires, the gender of all terms herein shall include the masculine, feminine and neuter, and the reference to the singular of a term shall also include the plural thereof.

         IN WITNESS HEREOF, the parties have set their hands to this Agreement as of the date first above written.

BEELAND MANAGEMENT COMPANY, L.L.C.           CORNELL INVESTMENT ADVISORY, L.L.C.




By:  /s/ Richard L. Chambers                 By:  /s/ Brian Cornell
     --------------------------------             ------------------------------

Print Name:                                  Its:
            -------------------------             ------------------------------
            One of its Managing Members



I consent and agree to the provisions of the above and foregoing Agreement as such provisions relate to me individually:



/s/ Brian Cornell
---------------------------
Brian Cornell, Individually


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